Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, February 27, 2024 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

•Total quarterly revenues increased 10.3% year-over-year from Q4 '22

•Total annual revenues increased 16.9% year-over-year from 2022

•Annual subscription service revenues increased 25.7% year-over-year from 2022

•Annual Recurring Revenue (ARR)(1) grew to $136.9 million - a 22.8% increase from $111.4 million reported in Q4 '22

New Hartford, NY- February 27, 2024 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for its fourth quarter and for the year ended December 31, 2023.

Summary of Fiscal 2023 Fourth Quarter
•Revenues were reported at $107.7 million for the fourth quarter of 2023, a 10.3% or $10.1 million increase compared to $97.7 million for the same period in 2022.
•Net loss for the fourth quarter of 2023 was $18.6 million, or $0.67 net loss per share, compared to a net loss of $13.5 million, or $0.50 net loss per share reported for the same period in 2022.
•EBITDA(1) for the fourth quarter of 2023 was a loss of $8.8 million compared to a loss of $4.6 million for the same period in 2022.
•Adjusted EBITDA(1) for the fourth quarter of 2023 was a loss of $4.5 million compared to Adjusted EBITDA loss of $2.8 million for the same period in 2022.
•Adjusted net loss(1) for the fourth quarter of 2023 was $9.3 million, or $0.33 adjusted diluted net loss per share(1), compared to an adjusted net loss of $7.0 million, or $0.26 adjusted diluted net loss per share, for the same period in 2022.

Summary of Full Year Financial Results
•Revenues were reported at $415.8 million for the year ended December 31, 2023, an increase of 16.9% or $60.0 million when compared to $355.8 million for the same period in 2022.
•Net loss for the year ended December 31, 2023 was $69.8 million, or $2.53 net loss per share, compared to a net loss of $69.3 million, or $2.55 net loss per share reported for the same period in 2022.
•EBITDA for the year ended December 31, 2023 was a loss of $33.4 million compared to an EBITDA loss of $33.2 million for the same period in 2022.
•Adjusted EBITDA for the year ended December 31, 2023 was a loss of $25.8 million compared to an Adjusted EBITDA loss of $18.8 million for the same period in 2022.
•Adjusted net loss for the year ended December 31, 2023 was $42.0 million, or $1.52 adjusted diluted net loss per share, compared to an adjusted net loss of $35.9 million, or $1.32 adjusted diluted net loss per share, for the same period in 2022.

Reconciliations and descriptions of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

The Company's key performance indicators ARR, Activations, Bookings, and Active Sites(1) are grouped into three subscription service product lines: Guest Engagement (Punchh and MENU), Operator Solutions (Brink POS, PAR Pay, and PAR Payment Services), and Back Office (Data Central).

Highlights of Guest Engagement – Fourth Quarter 2023(1):

•ARR at end of Q4 '23 totaled $63.8 million
•New store Activations in Q4 '23 totaled approximately 3,200 sites
•Active Sites as of December 31, 2023 totaled approximately 70.8 thousand restaurants

Highlights of Operator Solutions – Fourth Quarter 2023(1):

•ARR at end of Q4 '23 totaled $60.2 million
•New store Activations in Q4 '23 totaled approximately 1,200 sites
•Bookings in Q4 '23 totaled approximately 3,400 sites
•Active Sites as of December 31, 2023 totaled approximately 23.3 thousand restaurants

Highlights of Back Office – Fourth Quarter 2023(1):

•ARR at end of Q4 '23 totaled $13.0 million
•New store Activations in Q4 '23 totaled approximately 400 sites
•Active Sites as of December 31, 2023 totaled approximately 7.7 thousand restaurants

Savneet Singh, PAR Technology CEO, commented on the results, "We are pleased to cap off the year with strong fourth quarter results as our subscription services revenue and ARR growth continues to drive our performance. Our strong results stem from the continued strength in our unified commerce platform, as the world’s most innovative enterprise restaurants turn to PAR to help them accelerate their digital initiatives. Evidenced by our notable new customer wins that include Burger King, Hooters of America and Bob Evans to name a select few. Our Q4 performance marked the end of an exciting year for PAR as we delivered on our vision for the digital restaurant. In the quarter we began to build out our capabilities in order to hit the ground running with the Burger King rollout and also to prepare for the significant number of deals coming to market in early ’24. We have begun the new year with improved visibility, clear new business opportunities and a resilient end market. I’m confident in the team we have on board and the opportunity ahead for our Company."

Earnings Conference Call.

There will be a conference call at 9:00 a.m. (Eastern) on February 27, 2024, during which management will discuss the Company's financial results for the fourth quarter and year ended December 31, 2023. To participate on the conference call, please register in advance via the link provided at https://www.partech.com/investor-relations/. After registering, a confirmation email will be sent including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the entire call we suggest registering at least 10 minutes before the start of the call. The conference call will also be webcast live. To access the webcast, please visit https://www.partech.com/investor-relations/; a recording of the webcast will be available on the site after the event.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE Symbol: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 70,000 restaurants in more than 110 countries use PAR’s restaurant point-of-sale, customer loyalty and engagement, payments, omnichannel digital ordering and delivery, and back-office software solutions as well as industry leading hardware and drive-thru offerings. To learn more, visit partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram. The Company's Environmental, Social, and Governance report can be found at https://www.partech.com/company/ESG.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release as we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this presentation is as of December 31, 2023.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions, related software support, and transaction-based payment processing services. We calculate ARR by annualizing the monthly subscription service revenue for all Active Sites as of the last day of each month for the respective reporting period.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective fiscal period.

“Activations” are calculated as of the end of each month based on the number of customers that have initiated use of our subscription services. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation take place.

“Bookings” are a customer purchase order for subscription services; upon PAR's acceptance, the customer is obligated to purchase the subscription service and pay PAR for the subscription services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

Trademarks.

“PAR®,” “Brink POS®,” “Punchh®,” “MENUTM,” “Data Central®,” "PAR® Pay”, “PAR® Payment Services” and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release on our business, financial condition, and results of operations. Factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include, among others, unfavorable macroeconomic conditions, such as recession or slowed economic growth, fluctuating interest rates, inflation, and changes in consumer confidence and discretionary spending; geopolitical events, including the effects of the Russia-Ukraine war, tensions with China and between China and Taiwan, the Israel-Hamas conflict and other hostilities in the Middle East; the competitive marketplace for talent and its impact on employee recruitment and retention; component shortages, inventory management, and/or manufacturing disruptions and logistics challenges; risks associated with our international operations; the effects of global pandemics, such as COVID-19, or other public health crises; our ability to maintain proper and effective internal control over financial reporting; changes in estimates and assumptions we make in connection with the preparation of our financial statements, in building our business and operational plans, and in executing our strategies; and the other factors, risks, trends and uncertainties discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on the information available to us on the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

Assets	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$37,369	$70,328
Cash held on behalf of customers	10,170	7,205
Short-term investments	37,194	40,290
Accounts receivable – net	63,382	59,960
Inventories	23,594	37,594
Other current assets	8,890	8,572
Total current assets	180,599	223,949
Property, plant and equipment – net	15,755	12,961
Goodwill	489,654	486,762
Intangible assets – net	94,852	111,097
Lease right-of-use assets	4,083	4,061
Other assets	17,663	16,028
Total Assets	$802,606	$854,858

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$29,808	$23,283
Accrued salaries and benefits	19,141	18,936
Accrued expenses	10,443	6,531
Customers payable	10,170	7,205
Lease liabilities – current portion	1,366	1,307
Customer deposits and deferred service revenue	9,304	10,562
Total current liabilities	80,232	67,824
Lease liabilities – net of current portion	2,819	2,868
Long-term debt	377,647	389,192
Deferred service revenue – noncurrent	4,204	5,125
Other long-term liabilities	4,639	14,655
Total liabilities	469,541	479,664
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 58,000,000 shares authorized; 29,386,234 and 28,589,567 shares issued, 28,029,915 and 27,319,045 outstanding at December 31, 2023 and December 31, 2022, respectively	584	570
Additional paid in capital	625,154	595,286
Accumulated deficit	(274,956)	(205,204)
Accumulated other comprehensive loss	(939)	(1,365)
Treasury stock, at cost, 1,356,319 and 1,270,522 shares at December 31, 2023 and December 31, 2022, respectively	(16,778)	(14,093)
Total shareholders’ equity	333,065	375,194
Total Liabilities and Shareholders’ Equity	$802,606	$854,858

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues, net:
Hardware	$24,400	$29,590	$103,391	$114,410
Subscription service	32,897	27,908	122,597	97,499
Professional service	12,603	13,479	50,726	50,438
Contract	37,808	26,673	139,109	93,448
Total revenues, net	107,708	97,650	415,823	355,795
Costs of sales:
Hardware	17,317	22,558	80,319	92,224
Subscription service	17,080	13,092	63,735	47,424
Professional service	11,289	10,333	43,214	40,982
Contract	35,621	25,516	130,245	85,872
Total cost of sales	81,307	71,499	317,513	266,502
Gross margin	26,401	26,151	98,310	89,293
Operating expenses:
Sales and marketing	9,508	9,210	38,513	34,900
General and administrative	18,640	16,700	68,992	66,319
Research and development	14,493	14,858	58,356	48,643
Amortization of identifiable intangible assets	465	464	1,858	1,863
Adjustment to contingent consideration liability	(1,700)	(4,400)	(9,200)	(4,400)
Gain on insurance proceeds	—	—	(500)	—
Total operating expenses	41,406	36,832	158,019	147,325
Operating loss	(15,005)	(10,681)	(59,709)	(58,032)
Other expense, net	(152)	(420)	(489)	(1,224)
Loss on extinguishment of debt	(635)	—	(635)	—
Interest expense, net	(1,779)	(1,757)	(6,931)	(8,811)
Loss before provision for income taxes	(17,571)	(12,858)	(67,764)	(68,067)
Provision for income taxes	(1,058)	(623)	(1,988)	(1,252)
Net loss	$(18,629)	$(13,481)	$(69,752)	$(69,319)
Net loss per share (basic and diluted)	$(0.67)	$(0.50)	$(2.53)	$(2.55)
Weighted average shares outstanding (basic and diluted)	27,968	27,118	27,552	27,152

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth certain unaudited supplemental financial data for the eight trailing quarters indicated:

Segment Revenue by Product Line:

	2023				2022
in thousands	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$24,400	$25,824	$26,390	$26,777	$29,590	$31,343	$28,390	$25,073
Subscription service	32,897	31,363	30,372	27,965	27,908	25,170	23,150	21,285
Professional service	12,603	11,514	12,767	13,842	13,479	11,840	12,631	12,488
Total Restaurant/Retail	$69,900	$68,701	$69,529	$68,584	$70,977	$68,353	$64,171	$58,846

Government
Mission systems	$8,174	$8,808	$9,218	$9,383	$8,678	$8,982	$8,883	$8,915
Intelligence, surveillance, and reconnaissance solutions	29,152	29,275	21,510	22,216	17,394	14,710	11,747	12,290
Commercial software	482	350	287	254	601	722	292	234
Total Government	$37,808	$38,433	$31,015	$31,853	$26,673	$24,414	$20,922	$21,439

Total Revenue	$107,708	$107,134	$100,544	$100,437	$97,650	$92,767	$85,093	$80,285

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, the non-GAAP financial measures set forth in the reconciliation tables below are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s unaudited interim condensed consolidated financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude certain non-cash and non-recurring charges including stock-based compensation, acquisition expenses, certain pending litigation expenses, and other non-recurring charges that may not be indicative of our financial performance; and adjusted net loss and adjusted diluted net loss per share represents the exclusion of amortization of acquired intangible assets, certain non-cash and non-recurring charges, including stock-based compensation, acquisition expense, certain pending litigation expenses, and other non-recurring charges that may not be indicative of our financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that these financial measures provide supplemental information that may be useful to investors in evaluating the Company's core business operating results and comparing such results to other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the reconciliations to the most directly comparable GAAP measures provided in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Management also believes that adjusted EBITDA provides investors with insight into factors and trends that could affect the Company's ongoing cash earnings, from which capital investments are made and debt is serviced.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its net loss and diluted loss per share to remove non-recurring charges provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss, as well as diluted loss per share and adjusted diluted loss per share.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated:

	Three Months Ended December 31,
in thousands	2023	2022
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
Net loss	$(18,629)	$(13,481)
Provision for income taxes	1,058	623
Interest expense	1,779	1,757
Depreciation and amortization	7,001	6,502
EBITDA	$(8,791)	$(4,599)
Stock-based compensation expense (1)	3,785	3,169
Contingent consideration (2)	(1,700)	(4,400)
Litigation expense (3)	(808)	525
Transaction costs (4)	2,273	215
Severance (5)	—	525
Loss on extinguishment of debt (6)	635	—
Impairment loss (7)	—	1,301
Other expense – net (8)	152	420
Adjusted EBITDA	$(4,454)	$(2,844)

1	Adjustments reflect total stock-based compensation expense of $3.8 million and $3.2 million for the three months ended December 31, 2023 and 2022, respectively.
2
Adjustments reflect non-cash reductions to the fair market value of the contingent consideration liability of $1.7 million and $4.4 million related to the acquisition of MENU Technologies AG ("MENU Acquisition") for the three months ended December 31, 2023 and 2022, respectively.

3
Adjustment reflects the release of a loss contingency for a legal matter of $0.8 million for the three months ended December 31, 2023 and settlement expenses for legal matters of $0.5 million for the three months ended December 31, 2022.

4
Adjustment reflects non-recurring professional fees incurred in transaction due diligence of $2.3 million for the three months ended December 31, 2023 and acquisition expenses incurred in the MENU Acquisition of $0.2 million for the three months ended December 31, 2022.

5	Adjustment reflects severance included in General and Administrative ("G&A") and Research and Development ("R&D") expense.
6	Adjustment reflects loss on extinguishment of debt related to the induced conversion of the 4.500% Convertible Senior Notes due 2024 (the "2024 Notes").
7	Adjustment reflects impairment loss included in research and development expense related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.
8	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net, in the accompanying statements of operations.

	Three Months Ended December 31,
	2023		2022
Reconciliation of Net Loss/Diluted Net Loss per Share to Adjusted Net Loss/Adjusted Diluted Net Loss per Share:
Net loss/diluted net loss per share (1)	$(18,629)	$(0.67)	$(13,481)	$(0.50)
Non-cash interest expense (2)	499	0.02	513	0.02
Acquired intangible assets amortization (3)	4,519	0.16	4,170	0.15
Stock-based compensation expense (4)	3,785	0.14	3,169	0.12
Contingent consideration (5)	(1,700)	(0.06)	(4,400)	(0.16)
Litigation expense (6)	(808)	(0.03)	525	0.02
Transaction costs (7)	2,273	0.08	215	0.01
Severance (8)	—	—	525	0.02
Loss on extinguishment of debt (9)	635	0.02	—	—
Impairment loss (10)	—	—	1,301	0.05
Other expense – net (11)	152	0.01	420	0.02
Adjusted net loss/adjusted diluted net loss per share	$(9,274)	$(0.33)	$(7,043)	$(0.26)

Weighted average common shares outstanding	27,968		27,118

1	The income tax effect of the below adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.
2
Adjustment reflects non-cash amortization of issuance costs related to the 2024 Notes, 2.875% Convertible Senior Notes due 2026 (the "2026 Notes"), and the 1.500% Convertible Senior Notes due 2027 (the “2027 Notes”, and together with the 2026 Notes, the “Senior Notes”) of $0.5 million and $0.5 million for the three months ended December 31, 2023 and 2022, respectively.

3	Adjustment amortization expense of acquired developed technology within cost of sales of $4.0 million and $3.7 million for the three months ended December 31, 2023 and 2022, respectively; and amortization expense of acquired intangible assets of $0.5 million and $0.5 million for the three months ended December 31, 2023 and 2022, respectively.
4	Adjustments reflect total stock-based compensation expense of $3.8 million and $3.2 million for the three months ended December 31, 2023 and 2022, respectively.
5
Adjustments reflect non-cash reductions to the fair market value of the contingent consideration liability of $1.7 million and $4.4 million related to the MENU Acquisition for the three months ended December 31, 2023 and 2022, respectively.

6
Adjustment reflects the release of a loss contingency for a legal matter of $0.8 million for the three months ended December 31, 2023 and settlement expenses for legal matters of $0.5 million for the three months ended December 31, 2022.

7
Adjustment reflects non-recurring professional fees incurred in transaction due diligence of $2.3 million for the three months ended December 31, 2023 and acquisition expenses incurred in the MENU Acquisition of $0.2 million for the three months ended December 31, 2022.

8	Adjustment reflects severance included in G&A and R&D expense.
9	Adjustment reflects loss on extinguishment of debt related to the induced conversion of the 2024 Notes.
10	Adjustment reflects impairment loss included in research and development expense related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.
11	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net, in the accompanying statements of operations.

	Year Ended December 31,
	2023	2022	2021
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
Net loss	$(69,752)	$(69,319)	$(75,799)
Provision for (benefit from) income taxes	1,988	1,252	(9,424)
Interest expense	6,931	8,811	18,147
Depreciation and amortization	27,481	26,095	21,421
EBITDA	$(33,352)	$(33,161)	$(45,655)
Stock-based compensation expense (1)	14,427	13,426	14,615
Regulatory matters (2)	—	415	50
Contingent consideration (3)	(9,200)	(4,400)	—
Litigation expense (4)	(808)	525	790
Transaction costs (5)	2,273	1,300	3,612
Gain on insurance proceeds (6)	(500)	—	(4,400)
Severance (7)	253	525	—
Loss on extinguishment of debt (8)	635	—	11,916
Impairment loss (9)	—	1,301	—
Other expense – net (10)	489	1,224	1,279
Adjusted EBITDA	$(25,783)	$(18,845)	$(17,793)

1	Adjustments reflect total stock-based compensation expense for the years ended December 31, 2023, 2022 and 2021 of $14.4 million, $13.4 million and $14.6 million, respectively.
2	Adjustment reflects non-recurring expenses related to our efforts to resolve regulatory matters of $0.4 million and $0.1 million for the years ended December 31, 2022 and 2021, respectively.
3
Adjustments reflect non-cash reductions to the fair market value of the contingent consideration liability of $9.2 million and $4.4 million related to the MENU Acquisition for the years ended December 31, 2023 and 2022, respectively.

4	Adjustment reflects the release of a loss contingency for a legal matter of $0.8 million for the year ended December 31, 2023 and settlement expenses for legal matters of $0.5 million and $0.8 million for the years ended December 31, 2022 and 2021, respectively.
5
Adjustment reflects non-recurring professional fees incurred in transaction due diligence of $2.3 million for the year ended December 31, 2023 and acquisition expenses incurred in the MENU Acquisition of $1.3 million and the acquisition of Punchh Inc. ("Punchh Acquisition") of $3.6 million for the years ended December 31, 2022 and 2021, respectively.

6	Adjustment represents the gain on insurance stemming from a legacy claim of $0.5 million and $4.4 million for the years ended December 31, 2023 and 2021, respectively.
7	Adjustment reflects the severance included in general and administrative expense and research and development expense of $0.3 million and $0.5 million for the years ended December 31, 2023 and 2022, respectively.
8
Adjustment reflects loss on extinguishment of debt of $0.6 million related to the induced conversion of the 2024 Notes during the year ended December 31, 2023, and $11.9 million related to the repayment of the term loan in an initial aggregate principal amount of $180.0 million (“Owl Rock Term Loan”) during the year ended December 31, 2021.

9	Adjustment reflects impairment loss included in research and development expense related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.
10	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Year Ended December 31,
	2023		2022		2021
Reconciliation of adjusted net loss/diluted net loss per share:
Net loss / diluted earnings per share	$(69,752)	$(2.53)	$(69,319)	$(2.55)	$(75,799)	$(3.02)
Provision for (benefit from) income taxes (1)	—	—	—	—	(10,417)	(0.42)
Non-cash interest expense (2)	2,093	0.08	1,997	0.07	8,727	0.35
Acquired intangible assets amortization (3)	18,074	0.66	17,111	0.63	13,802	0.55
Stock-based compensation expense (4)	14,427	0.52	13,426	0.49	14,615	0.58
Regulatory matters (5)	—	—	415	0.02	50	—
Contingent consideration (6)	(9,200)	(0.33)	(4,400)	(0.16)	—	—
Litigation expense (7)	(808)	(0.03)	525	0.02	790	0.03
Transaction costs (8)	2,273	0.08	1,300	0.05	3,612	0.14
Gain on insurance proceeds (9)	(500)	(0.02)	—	—	(4,400)	(0.18)
Severance (10)	253	0.01	525	0.02	—	—
Loss on extinguishment of debt (11)	635	0.02	—	—	11,916	0.47
Impairment loss (12)	—	—	1,301	0.05	—	—
Other expense – net (13)	489	0.02	1,224	0.05	1,279	0.05
Adjusted net loss/diluted net loss per share	$(42,016)	$(1.52)	$(35,895)	$(1.32)	$(35,825)	$(1.43)

Weighted average common shares outstanding	27,552		27,152		25,088

1
Adjustment reflects a partial release of our deferred tax asset valuation allowance of $10.4 million related to the Punchh Acquisition for the year ended December 31, 2021. The income tax effect of the below adjustments were not tax-effected due to the valuation allowance on all of our net deferred tax assets.

2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the 2024 Notes, Senior Notes, and the Owl Rock Term Loan of $2.1 million, $2.0 million, and $8.7 million for the years ended December 31, 2023, 2022, and 2021, respectively.
3	Adjustment reflects amortization expense of acquired developed technology within cost of sales of $16.2 million, $15.2 million, and $12.0 million for the years ended December 31, 2023, 2022, and 2021, respectively; and amortization expense of acquired intangible assets of $1.9 million, $1.9 million, and $1.8 million for the years ended December 31, 2023, 2022, and 2021, respectively.
4	Adjustments reflect total stock-based compensation expense for the years ended December 31, 2023, 2022 and 2021 of $14.4 million, $13.4 million and $14.6 million respectively.
5	Adjustment reflects non-recurring expenses related to our efforts to resolve regulatory matters of $0.4 million and $0.1 million for the years ended December 31, 2022 and 2021, respectively.
6	Adjustments reflect non-cash reductions to the fair market value of the contingent consideration liability of $9.2 million and $4.4 million related to the MENU Acquisition for the years ended December 31, 2023 and 2022, respectively.
7	Adjustment reflects the release of a loss contingency for a legal matter of $0.8 million for the year ended December 31, 2023 and settlement expenses for legal matters of $0.5 million and $0.8 million for the years ended December 31, 2022 and 2021, respectively.
8	Adjustment reflects non-recurring professional fees incurred in transaction due diligence of $2.3 million for the year ended December 31, 2023 and acquisition expenses incurred in the MENU Acquisition of $1.3 million and Punchh Acquisition of $3.6 million for the years ended December 31, 2022 and 2021, respectively.
9	Adjustment represents the gain on insurance stemming from a legacy claim of $0.5 million and $4.4 million for the years ended December 31, 2023 and 2021, respectively.
10	Adjustment reflects the severance included in general and administrative expense and research and development expense of $0.3 million and $0.5 million for the years ended December 31, 2023 and 2022, respectively.
11	Adjustment reflects loss on extinguishment of debt of $0.6 million related to the induced conversion of the 2024 Notes during the year ended December 31, 2023, and $11.9 million related to the repayment of the Owl Rock Term Loan during the year ended December 31, 2021.
12	Adjustment reflects impairment loss included in research and development expense related to the impairment of internally developed software costs not meeting the general release threshold as a result of acquiring go-to-market software in the MENU Acquisition.
13	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.